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                                                                     10.1
                 CONTINENTAL CASUALTY COMPANY
               "CNA" ANNUAL INCENTIVE BONUS PLAN
                         PROVISIONS


OBJECTIVES
----------

. The Annual Incentive Bonus Program has three key objectives:

  - Increase the focus on key corporate, SBU and department goals.
  - Provide accountability for the results expected from key employees.
  - Reward those key officers who have contributed to CNA's success.

  The plan design has been established with significant flexibility to achieve these objectives.

. It is CNA's intent to continue to refine the Annual Incentive Bonus in future years to ensure its effectiveness and be responsive to changing conditions.


ELIGIBILITY
-----------
. Participation will include all CNA officers. Participation at other levels in the organization may be considered in future years.

AWARD OPPORTUNITY
-----------------

. The targeted award opportunity varies by level in  the  organization.
  For 1994, these targets are:
                                          1994              1994
                  Position            Target Bonus*     Maximum Bonus*
                  --------            ------------      -------------
           Senior Vice President         22.5%               45%
           Group Vice President          17.5%               35%
           Vice President                12.5%               25%
           Assistant Vice President       7.5%               15%

                  * as a percent of base salary

. The maximum award attainable based upon performance is two times the target.
  The minimum award is 0%.

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GOAL SETTING PROCESS
--------------------

. All participants will have their bonuses determined based on performance against pre-set goals in three categories:

  - "C" Goals:  Corporate Goals
  - "S" Goals:  Shared Goals
  - "I" Goals:  Individual Goals

  The weighting of each category will vary by participant. Each category has a minimum weight of 20%

. The pre-set goals for each participant have been developed to be quantifiable or definable to the extent possible. It is expected that the assessment of results will require significant judgment, especially in the transition years.

. In most cases, each goal will have a targeted level of performance. Where possible, goals will have minimum and maximum levels of performance stated.

  - Many goals will only have a target (no minimum or maximum) to convey the need for perspective and management judgment in performance assessment.

  - Some goals do not provide a specified target, but rather a list of criteria that will be considered in the evaluation of performance.


"C" GOALS
---------

. "C" goals represent corporate goals, and will reflect profit and premium volume targets. Target performance will be represented by a single number for profit and for premium volume. All participants will have a 20% weight for the "C" goals, except for senior staff, who have a 40% weight.

. Profit will be expressed as net economic value adjusted for the development of the two prior years, with investment income normalized via assumptions (the adjustment periods will be fully implemented by 1996).

. The premium volume target will be determined by the CFO, Chief Marketing
  Officer and president and approved by the CEO.

. Communications regarding corporate performance relating to the "C" goal will occur quarterly.

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"S" GOALS
---------

. "S" goals represent shared goals. In order to be considered an "S" goal, the exact goal must be shared with at least one other person.

  - Within the department/SBU
  - Across the entire department/SBU
  - In another department/SBU

. The total weighting for all "S" goals may be 20%, 40% or 60%, as determined by the department head. The "S" goal measurements, targets and results must be identical for all parties sharing a goal. However, the weightings within the "S" category can vary by individual.

. There is a greater need to establish shared responsibilities throughout the officer group, and it is expected that the use of shared goals will expand in the future.


"I" GOALS
---------

. "I" goals represent individual goals. These are focus or emphasis areas to be driven by the individual officer, and may include personal development initiatives. "I" goals may be objective or subjective in nature.

. "I" goals may reflect dependencies or joint efforts with others (similar to shared goals, except that the measurement, target and result are not identical).

. The total weighting for "I" goals will be at least 20%.


ADMINISTRATIVE PROCESSES
------------------------

. The assessment of performance against the "S" and "I" goals will be made at year end by the department head who will seek input or an evaluation from the appropriate levels of management. The CEO will make the final assessment of corporate performance.

. The bonus payment will be computed using the end of year base salary for the performance year.

. All awards will be paid in March when final results are determined.

. CNA reserves the right to reduce or eliminate bonuses uniformly due to extreme adverse financial conditions. This is expected to occur very infrequently.

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ADMINISTRATIVE PROCESSES (Cont'd)
------------------------

. The payments from the Annual Incentive Bonus will not be used in calculating salary related benefits.

. No bonus will be payable if overall individual performance is not acceptable.
  In addition, if no bonus is payable for the "S" and "I" goal categories, the Corporate or "C" goal bonus will not be paid.

. Review and Approval Process:

  - "C" goals and targets: Established, reviewed and approved by the CEO, president, CFO and Chief Marketing Officer.

  - "S" goals and targets: Establishment, review and approval will depend on the type of goal, target and level of the position. For example:

    -- "S" goals within a department, division, SBG or SBU will be reviewed and approved by the department head, with input from the CEO and president.

    -- "S" goals that cross departments, divisions, SBGs or SBUs will be reviewed and approved by the department head(s), with input from the CEO and president.

    -- "S" goals for department heads will be established by the department head, and reviewed and approved by the CEO and president.

    In all cases, additional input will be provided from the CFO and Human Resources department head, as appropriate.

  - "I" goals and targets: The respective department, division, SBG or SBU Head will establish, review and approve all "I" goals for their participants. The department head approves the goals with input from the CEO and president. The CEO and president will establish, review and approve all "I" goals for department heads.

  - Final approvals for bonus payments:

    -- "C" performance: CEO, with input from CFO.

    -- "S" and "I" performance: In the case of senior staff, assessment and approval by the CEO and president; for all other participants, assessment of results and recommendations by the department head and approval by the CEO and president.

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ADMINISTRATIVE PROCESSES (Cont'd)
------------------------

. Payments on termination of employment:

  - Voluntary termination: The program is designed for active employees. The executive must be actively employed at the time the bonus is paid.

 - Involuntary termination: No bonus will be paid.

 - Retirement: The intent of the program is to pay bonuses to officers who have completed the performance year, but retire (begin payments under the CNA Employees' Retirement Plan) prior to the normal March payment date. For example, an officer who retires on February 1, 1995 after completing the 1994 performance year, would receive the March 1995 bonus payment for the 1994 performance year.

   For partially completed performance years, bonus payments will occur as follows:

   -- For retirement in the first quarter, no bonus payable for the current performance year.

   -- For retirement after the first quarter, bonus payments will be at the discretion of the department head with the approval of the CEO. Consideration will be given to the length of time the retiree was in the position in the current performance year and whether there was an opportunity to materially impact the goal results.

  - Disability: Executives who complete a full performance year but are absent due to illness or injury at the time bonus payments are made will receive the bonus for the prior performance year. For all other incidents of extended absence, consideration will be given to the length of time the officer was in the position in the current performance year and whether there was an opportunity to materially impact the goal results.

  - Death: Bonuses will be paid the same as retirement.

. Transfers:

  - If the transfer occurs in the first quarter, the bonus will be based entirely on performance in the new position.

  - If the transfer occurs in the last quarter, the bonus will be based entirely on performance in the old position.

  - If the transfer occurs between April 1 and September 30, the bonus will be based on the weighted average performance using the length of service in each position.

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ADMINISTRATIVE PROCESSES (Cont'd)
------------------------

. New Hire:

  - If hired in the first quarter, the bonus will not be pro rated.

  - If hired in the fourth quarter, no bonus will be payable for performance in that year.

  - If hired between April 1 and September 30, the bonus payable will be pro rated based upon completed months of service during the year.

. Promotions:

  - Promoted into the bonus plan:

    -- If promoted in the first quarter, the bonus will not be pro rated.

    -- If promoted after April 1, the bonus for that performance year will be pro rated based upon months of service.


  - Promoted while a bonus participant:

    -- If promoted in the first quarter, the bonus for that performance year will be based entirely on the new position.

    -- If promoted in the last quarter:

       --- The bonus will be based on the goals from the prior position.
       --- The bonus target will be pro rated based on time in each position.

    -- If promoted between April 1 and September 30:

       --- Bonus target will be the weighted average of the two targets based on time spent in each position.

       --- Performance will be based on the goals for each position, with the final determination a weighted average based on length of service in each position.

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ADMINISTRATIVE PROCESSES (Cont'd)
------------------------

. Demotions:

  - Demoted into non-bonus eligible position.

    -- If demoted in the first quarter, no bonus will be payable for that performance year.

    -- If demoted after April 1, the bonus payable for that performance year will be pro rated based on months of service.

  - Demoted from one bonus eligible position to another.

    -- If demoted in the first quarter, the bonus will be based entirely on the new position.

    -- If demoted in the last quarter:

       --- The bonus will be based on goals from the prior position.
       --- The bonus target will be pro rated based on time spent in each position.

    -- If demoted between April 1 and September 30:

       --- Bonus target will be the weighted average of the two targets based on time spent in each position.

       --- Performance will be based on the goals for each position, with the final determination a weighted average based on length of service in each position.

GENERAL INFORMATION
-------------------

CNA, at the sole discretion of the Chairman of the Boards and Chief Executive Officer of the CNA Insurance Companies may at any time:

. Modify, suspend or terminate this program;

. Waive as to any eligible individual or individuals any term, condition or requirement of this program which waiver shall not create any right in any other individual.


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